EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Zix Corporation Registration Statement (Form S-8) pertaining to the Zix Corporation 2004 Stock Option Plan (Amended and Restated as of May 25, 2005) of our report dated March 12, 2004, with respect to the 2003 and 2002 consolidated financial statements of Zix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
July 8, 2005